UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

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FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):
August 6, 2018

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CELADON GROUP, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-34533	13-3361050
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

9503 East 33rd Street One Celadon Drive, Indianapolis, IN	46235
(Address of principal executive offices)	(Zip Code)

(317) 972-7000
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act (17 CFR 230.405) or Rule 12b-2 of the Exchange Act (17 CFR 240.12b-2).

[ ]	Emerging growth company
[ ]
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On August 6, 2018, the Compensation Committee (the “Committee”) of the Board of Directors (the “Board”) of Celadon Group, Inc., a Delaware corporation (the “Company”) approved the payment of fiscal 2018 performance-based bonuses for certain of its executive officers (the “Officers”).  The Committee also approved performance-based bonus opportunities for the Officers based on the achievement of certain significant Company transactions.  Each of these bonuses is described in more detail below.

Fiscal 2018 Bonuses

Pursuant to the Officers’ respective employment agreements, the Officers were entitled to receive cash bonuses for fiscal 2018 that were calculated as a variable percentage of their annual base salary. The actual amount of the bonuses was to be determined based on achievement of the following: (i) completing a financing that achieves the capital structure goals of the Company based on its October 2017 strategic plan (the “Fiscal 2018 Plan”); (ii) overseeing management and external resources and achieving a financial operating turnaround consistent with the Fiscal 2018 Plan; (iii) achieving asset dispositions to de-leverage as outlined in the Fiscal 2018 Plan; (iv) achieving certain operating margin improvements; and (v) establishing a corporate culture based on accountability, safety, integrity, and transparency (collectively, the “Performance Criteria”).

The Committee determined that significant progress had been made with respect to items (ii) through (v) of the Performance Criteria.  The Committee also took into consideration management’s request to approve bonuses of not more than 40% of the bonus amount the Committee would otherwise determine to be owing, in light of the Company’s liquidity position.  Based on these and other considerations, the Committee awarded cash bonuses to the Officers in the following amounts:

Officer	Bonus Amount
Paul Svindland Chief Executive Officer	$319,150
Thomas Albrecht Chief Financial and Strategy Officer	$100,000
Jonathan Russell President and Chief Operating Officer	$233,750

Transaction Bonuses

The Committee also approved an opportunity for the Officers to earn additional cash bonuses upon achieving the following: (i) (A) at least a $60 million reduction in borrowing indebtedness under the Company’s revolving credit facility in order to comply with the December 1, 2018 maximum borrowing amount required by the credit facility or (B) a refinancing or extension of the credit facility resulting in a long-term financing structure with a term of not less than one year (the “Capital Structure Goal”); (ii) completing the Company’s current restatement of historical financial statements, the audit of the Company’s financial statements for fiscal 2017 and 2018, and the filing of such financial statements with the Securities and Exchange Commission (the “Restatement Goal”); and (iii) becoming relisted on NASDAQ, the NYSE, or a comparable nationally recognized stock exchange (the “Relisting Goal”).

The amount of the cash bonus opportunity for each performance goal is set forth below:

Officer	Bonus Amount
	Capital Structure Goal	Restatement Goal	Relisting Goal
Paul Svindland Chief Executive Officer	$478,725	$187,500	$62,500
Thomas Albrecht Chief Financial and Strategy Officer	$106,000	$106,000	$106,000
Jonathan Russell President and Chief Operating Officer	$350,625	$150,000	$50,000

The award of any such performance-based transaction bonus  is subject to the Committee’s determination and certification that the applicable event triggering the bonus has occurred and the applicable Officer’s continued employment with the Company through the date of such certification.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CELADON GROUP, INC.

Date: August 10, 2018	By:	/s/ Thomas S. Albrecht
Thomas S. Albrecht Executive Vice President, Chief Financial Officer, and Chief Strategy Officer